UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On November 7, 2016, Demand Media, Inc. (the “Company”) issued a press release announcing financial results for its fiscal quarter ended September 30, 2016. The full text of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The Company makes reference to certain non-GAAP financial measures and pro forma financial information in the press release, and will make reference to certain non-GAAP financial measures and pro forma financial information in its related earnings conference call. A reconciliation of these non-GAAP financial measures and pro forma financial information to the most directly comparable GAAP financial measures is contained in the attached press release.

Item 5.02     Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain of Certain Officers.

On November 3, 2016, the board of directors of the Company (the “Board”) elected Jennifer Schulz to serve as a Class I director and John Pleasants to serve as a Class II director. As a Class I director, Ms. Schulz will be up for re-election at the Company’s 2017 annual meeting of stockholders, and as a Class II director, Mr. Pleasants will be up for re-election at the Company’s 2018 annual meeting of stockholders.

Ms. Schulz has over 15 years of eCommerce, digital marketing and payments industry experience, serving in executive and operational leadership roles over that span. Since November 2013, Ms. Schulz has served as Group President,  Vertical Markets for Experian North America, a division of Experian plc, a global information services company, where she is responsible for overseeing the Automotive and Health businesses in North America.  From May 2010 to September 2013, Ms. Schulz was the Senior Vice President of global product strategy, innovations and eCommerce for Visa Inc., a global payments and technology company. From 2008 to 2010, Ms. Schulz worked at Verifi, Inc., a SaaS-based electronic payment solutions company, first serving as Chief Operating Officer and then Chief Executive Officer, and from 2003 to 2008, Ms. Schulz held various operational and leadership positions at Visa. Ms. Schulz received an M.B.A. from the University of Michigan’s Ross School of Business and a B.A. from the University of Wisconsin.

Mr. Pleasants has over 20 years of experience as a digital media and technology executive and entrepreneur, having held executive and operational leadership roles in both public and private companies. Since August 2016, Mr. Pleasants has served as the Chief Executive Officer of Brava Home Inc., an internet of things and domestic home automation technology company. From May 2014 to July 2016, Mr. Pleasants was the Executive Vice President of Media Solutions for Samsung Electronics Co., Ltd., a multinational consumer electronics company. From August 2010 to December 2013, Mr. Pleasants was Co-President of Disney Interactive Media Group, a company that oversees various websites and interactive media properties owned by The Walt Disney Company, and he was Chief Executive Officer of Playdom, Inc., a social gaming company, from July 2009 to August 2010, when it was acquired by The Walt Disney Company. From 2008 to 2009, Mr. Pleasants was President of Global Publishing and Chief Operating Officer of Electronic Arts Inc., a leading video game publisher, and from 2005 to 2007, Mr. Pleasants was Chief Executive Officer of Revolution Health Group LLC,  a  consumer driven healthcare startup. From 1999 to 2005, Mr. Pleasants held various executive and operational leadership roles at Ticketmaster, Inc. and its parent company, Interactive Corp., including Chief Executive Officer of Ticketmaster from 2000 to 2005, where he oversaw leading online digital media properties including Match.com, Evite.com, Citysearch.com and ReserveAmerica.com. Mr. Pleasants currently serves on the board of directors of Brava Home Inc. and he has previously served on the boards of numerous public and private companies, including Expedia Inc., Ticketmaster Entertainment, LLC, Saatchi Online, Inc., Playdom, Active.com and Peloton Interactive, Inc. Mr. Pleasants received an M.B.A. from Harvard Business School and a B.A. from Yale University.

There are no arrangements between either Ms. Schulz or Mr. Pleasants and any other person pursuant to which either Ms. Schulz or Mr. Pleasants was selected to serve as a director, nor are there any transactions to which the

Company or any of its subsidiaries is a party and in which either Ms. Schulz or Mr. Pleasants has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Ms. Schulz and Mr. Pleasants are each eligible to receive compensation pursuant to the Company’s outside director compensation program,  which provides for an annual cash retainer of $50,000, plus additional amounts for serving on or chairing any of the Board committees. Ms. Schulz and Mr. Pleasants are also each eligible to receive an initial equity award with an aggregate grant date fair value of $150,000, consisting of a restricted stock unit award with a grant date fair value of $75,000 and a non-qualified stock option award with a grant date fair value of $75,000, each of which vests over three years, and annual equity awards pursuant to the terms of the outside director compensation program. All equity awards granted pursuant to the outside director compensation program are subject to the director’s continued service on the Board and are subject to acceleration upon the occurrence of specified events.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2016, in accordance with Section 3.2 of the Company’s Amended and Restated Bylaws, the Board adopted a resolution to increase the number of directors serving on the Board from seven (7) to nine (9), effective as of November 3, 2016.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release dated November 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2016	DEMAND MEDIA, INC.

	By:	/s/ Daniel Weinrot
Daniel Weinrot
Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated November 7, 2016.